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                                                                    EXHIBIT 10.5

                       AMENDMENT TO SETTLEMENT AGREEMENT
                       ---------------------------------

     THIS AMENDMENT TO SETTLEMENT AGREEMENT ("the Amendment"), dated this 22nd day of August, 2000, and deemed effective August 22, 2000, by, between, and among LML PAYMENT SYSTEMS, INC. ("LML"), CHEQUEMARK HOLDINGS, INC. ("CHI"), CHEQUEMARK PATENT, INC. ("CPI"), CHEQUEMARK, INC. ("Chequemark"), ROBERT R. HILLS ("Mr. Hills"), and CHEQUEMARK TECHNOLOGIES CORPORATION n/k/a MARK TECHNOLOGIES, INC. ("CTC").

                                  WITNESSETH:
                                  ----------

     WHEREAS, on or about March 11, 1998, pursuant to a "Patent Purchase Agreement", CPI purchased U.S. Patent No. 5,484,988 ("the '988 Patent") relating to the "Checkwriting Point-of-Sale System," ("the Checkwriting System") a related patent application and related technology ("the Patent Estate") from Mr. Hills and Henry R. Nichols ("Mr. Nichols"), ultimately in exchange for shares of LML stock and future earn-out shares of LML stock; and

     WHEREAS, on or about March 11, 1998, pursuant to an "Asset Purchase Agreement", Chequemark purchased the assets, including software, executable code and source code relating to the Checkwriting System, of CTC ultimately in exchange for shares of LML stock, and future earn-out shares of LML stock; and

     WHEREAS, on or about March 11, 1998, Mr. Hills entered into an "Employment Agreement" with Chequemark in which he agreed to remain employed by Chequemark for a period of one (1) year; and

     WHEREAS, to secure his one (1) year employment obligation, Mr. Hills pledged the shares of LML stock he received pursuant to the Patent Purchase Agreement and his portion of the shares of LML stock received by CTC under the Asset Purchase Agreement; and

     WHEREAS, the LML Share Certificates representing the shares then pledged by Mr. Hills were held in escrow by the law firm of Dinsmore & Shohl in Columbus, Ohio,("the Escrowed Shares"); and

     WHEREAS, LML disputes Mr. Hills' and CTC's ownership of the Escrowed Shares and maintains that Mr. Hills committed a "Unilateral Resignation" and that, therefore, the LML Share Certificates belong to LML; and
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     WHEREAS, Mr. Hills, and CTC claim ownership of the Escrowed Shares, and deny that Mr. Hills effected a "Unilateral Resignation"; and

     WHEREAS, on or about March 10, 1999, LML and CPI commenced an action in the United States District Court for the Middle District of Florida styled LML
                                                                       ---
Payment Systems Inc., Chequemark Patent, Inc. and Chequemark Holdings, Inc., v.
-------------------------------------------------------------------------------
Robert R. Hills, Case No. 99-217 Civ-J-20A (the "Federal Court Action"), to
---------------
require Mr. Hills to execute an assignment of patent application Ser. No. 08/775,400, and

     WHEREAS, on or about July 17, 2000, the parties entered into a Settlement Agreement in an effort to dispose of all claims and causes of action existing between them, and

     WHEREAS, as part of the Settlement Agreement, Mr. Hills was required to obtain a written release as well as other property from Global Technologies, LLC, Airtime Technologies, Inc., and Dean S. Keil, and

     WHEREAS, Mr. Hills was not able to obtain the release and other property from Global Technologies LLC, Airtime Technologies, Inc. and Dean S. Keil, as required by the Settlement Agreement, and

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

     WHEREAS, the parties still desire to go forward with a settlement on the following amended terms,

     NOW, THEREFORE, in consideration of the mutual promises and agreements of each signatory set forth in this Amendment and other good and sufficient consideration, the sufficiency of which is acknowledged by the parties hereto, it is agreed by, between, and among LML, CPI, CHI, Chequemark, Mr. Hills, and CTC that:

     1.   EXECUTION OF AFFIDAVIT BY MR. HILLS - Mr. Hills shall execute and
          -----------------------------------
deliver into escrow an affidavit in the form attached as Exhibit A to the Amendment stating: (i) Mr. Hills had no authority to execute the assignment of
U. S. Patent No. 5,484,988 ("the '988 Patent") from CPI to himself or any other assignment of the '988 Patent (ii) that, since March 11, 1998, Mr. Hills has had no ownership interest or any other interest in the '988 Patent, and (iii) that he informed Global Technologies, LLC, Global Transaction Systems LLC (collectively, "Global"), Airtime Technologies, Inc. ("Airtime"), and Dean S. Keil ("Mr. Keil") that LML or one or more of its subsidiaries claimed ownership of the '988 Patent. No funds or stock shall be disbursed from escrow if Mr. Hills does not deliver into escrow the affidavit in the form attached as Exhibit A to this Amendment simultaneously with Mr. Hills' delivery into escrow of this Amendment with his signature hereon.

     2.   DISCLOSURE OF SUBLICENSEES - Mr. Hills shall disclose, under oath, the
          --------------------------
name and business address of every person or business entity of which he is aware to which Global, Airtime, Mr. Keil or any related party, may have granted or conveyed a license, marketing rights or any other right to use or promote all or any portion of the '988 Patent or the Checkwriting System. All persons and entities to whom Global, Airtime or Mr. Keil (or any related person or entity) may

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

have granted or conveyed a license, marketing rights, or any other right to use, market or promote all or any portion of the '988 Patent or the Checkwriting System shall be referred to collectively as "sublicensees" and individually as a "sublicensee".

     3.   AGREEMENTS WITH GLOBAL, AIRTIME AND MR. KEIL - Mr. Hills shall deliver
          --------------------------------------------
into escrow any agreements, if any, between himself and Global, Airtime, Mr. Keil or any related party, regarding the purported assignment of the '988 Patent or any royalties owed to Mr. Hills from the license, assignment or use of the '988 Patent or the license or use of the Checkwriting System or software or source code utilized as part of the Checkwriting System.

     4.   MODIFIED AGREED FINAL JUDGMENT AND PERMANENT INJUNCTION - Within five
          -------------------------------------------------------
(5) business days after the execution of this Amendment, the signatories to this Amendment shall file in the Federal Court Action a Stipulation And Joint Motion For Entry Of Agreed Final Judgment And Permanent Injunction (with attached Agreed Final Judgment And Permanent Injunction) in the form attached as Exhibit B to this Amendment. The signatories to this Amendment shall not appeal in any way the Agreed Final Judgment And Permanent Injunction. If any signatory must engage in legal action defending, enforcing or otherwise arising out of this Amendment and/or the Agreed Final Judgment And Permanent Injunction, the prevailing party or parties shall be entitled to its, his, or their attorneys' fees, costs of investigation, and court costs (including all deposition costs) for such action. The Amended Agreed Final Judgment shall supercede the final judgment attached as Exhibit C to the Settlement Agreement.

     5.   COOPERATION - Mr. Hills shall cooperate with reasonable requests for
          -----------
information from LML, CPI, CHI or Chequemark in connection with (i) any investigations conducted by LML, CPI, CHI or Chequemark and (ii) any legal proceedings involving LML, CPI, CHI or Chequemark

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and Global, Airtime, Mr. Keil or one or more of their respective subsidiaries, affiliates, relatives or sublicensees. Mr. Hills agrees to submit to LML in written form all relevant facts of which he is aware regarding the use, sale, transfer, marketing and promotion of the '988 Patent or the Checkwriting System by Global, Airtime, Mr. Keil or any of their respective sublicensees. This writing shall be submitted by Mr. Hills into escrow at the same time that he submits this Amendment with his signature hereon into escrow, but under no circumstances shall the release and disbursement to Mr. Hills of the funds and stock currently held in escrow be delayed, hindered, canceled or prohibited based on the content or sufficiency of said writing.

     6.   RETURN OF PORTION OF AMOUNT FROM ESCROW - Paragraph 7 of the
          ---------------------------------------
Settlement Agreement is amended to the extent that $350,000 (plus interest) of the $2,500,000 (plus interest) held in escrow shall be delivered to LML within one (1) business day of the effective date of this Amendment for the purpose of pursuing or defending other legal claims regarding ownership, license or infringement of the patent or intellectual property incorporated within the Checkwriting System against persons other than Mr. Hills who claim rights directly or indirectly from Mr. Hills. On August 21, 2005, provided that there is no ongoing litigation, LML shall provide in writing to Mr. Hills at his last known address a reasonable, non-privileged accounting of the litigation expenses incurred as a result of such claims and shall refund to Mr. Hills that portion of the $350,000.00 that remains unused as of August 21, 2005, for the aforementioned litigation expenses. If litigation is ongoing as of August 21, 2005, LML shall provide the accounting and refund contemplated by this paragraph within sixty (60) days of the termination of the litigation. The remaining balance ($2,150,000) (plus interest) shall be delivered to Mr. Hills within one
(1) business day of the effective date of this Amendment.

     7.   MODIFICATION OF GENERAL RELEASE - The General Release, dated July
          -------------------------------
15, 2000, executed by LML, CPI, CHI and Chequemark in favor of Mr. Hills and CTC is modified to exclude claims by LML, CPI, CHI and Chequemark for indemnification in the event that

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

Global, Airtime, Mr. Keil or one or more of their sublicensees brings an action (including the assertion of one or more counterclaims) against LML or one or more of its subsidiaries and obtains a monetary award against LML or one or more of its subsidiaries. This indemnification provision does not apply to legal fees incurred by LML or one or more of its subsidiaries in pursuit of claims brought by LML or one or more of its subsidiaries against Global, Airtime, Mr. Keil or one or more of their sublicensees or in defense of any claims brought by Global, Airtime, Mr. Keil or any of their respective sublicensees. In the event of a money and/or stock settlement whereby LML or one or more of its subsidiaries agrees to pay money and/or give LML stock, LML shall give reasonable notice in writing of all terms of the offer. Within five (5) business days of the date all of the terms of the offer are communicated by LML to Mr. Hills in writing (to his last known address), Mr. Hills shall communicate in writing to LML whether he accepts and agrees with the offer. If within said time Mr. Hills communicates in writing to LML that he agrees with and accepts the offer, then Mr. Hills shall forward to LML a cashier's check and/or LML stock, as the case may be, in the amount equal to the settlement amount. If within said time Mr. Hills communicates in writing to LML that he does not accept and agree with one or more of the terms of the offer, LML nonetheless may enter into the settlement but in that event will have no right whatsoever to indemnification thereof from Mr. Hills of any part of the settlement amount. If Mr. Hills does not provide a written response to LML within five (5) business days of the date all of the terms of the offer are communicated by LML to Mr. Hills in writing (to his last known address), then Mr. Hills shall be deemed to have accepted and agreed with the terms of the offer. In the event Mr. Hills accepts and agrees in writing with the offer or fails to respond as described in the immediately preceding sentence, then Mr. Hills shall indemnify LML and/or one or more of its subsidiaries in full for the entire settlement amount. In the event LML or one or more of its subsidiaries agrees to or is ordered to participate in mediation with Global, Airtime, Mr. Keil or one or more of their sublicensees, then Mr. Hills shall be given not less than ten (10) business days notice in writing (to his last known address) of the time, date and location of the mediation. During the mediation, Mr. Hills shall be entitled to attend the mediation, with or without counsel, and shall be entitled to participate fully in said mediation. The terms of this Paragraph shall apply to any settlement reached during said mediation, except that in the event Mr. Hills fails to attend said mediation after receiving the written notice of mediation required by this Paragraph, Mr. Hills shall indemnify LML and/or one or more of its subsidiaries in full for the entire settlement amount reached in mediation notwithstanding a lack of acceptance and agreement by Mr. Hills.

     8.   RELEASE FROM CERTAIN OBLIGATIONS OF PARAGRAPH 9 OF SETTLEMENT
          -------------------------------------------------------------
AGREEMENT - Provided that Mr. Hills has delivered into escrow the executed
---------
Affidavit referenced in Paragraph 1, the writing setting forth the relevant facts pursuant to Paragraph 5 and this Amendment executed by Mr. Hills, Mr. Hills hereby is relieved of the obligations. Mr. Hills is hereby relieved of the obligations of acquiring a release from Global (attached as Exhibit E to the Settlement Agreement) and of acquiring copies of any software, equipment or other property from Global, Airtime, Mr. Keil or any of their respective sublicensees. Exhibit I to the Settlement Agreement shall be returned by the Escrow Agent to Mr. Hills.

     9.   EXTENT OF AMENDMENT - Except as provided in this Amendment, all terms
          -------------------
of the Settlement Agreement shall remain in full force and effect.

     10.  COUNTERPARTS - This Amendment may be executed in six (6) counterparts,
          ------------
each of which shall be deemed an original but all of which together shall constitute one and the same

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

Amendment. This Amendment shall be executed and delivered into escrow with Terrence White by August 21, 2000. The effective date of this Agreement is August 21, 2000. Time is of the essence.

Witnessed By:                                LML PAYMENT SYSTEMS, INC.


______________________                       By:  _____________________________
                                                  Its Authorized Officer
______________________

                                             CHEQUEMARK PATENT, INC.


______________________                       By:  _____________________________
                                                  Its President
______________________

                                             CHEQUEMARK HOLDINGS, INC.


______________________                       By:  _____________________________
                                                  Its President
______________________

                                             CHEQUEMARK, INC.


______________________                       By:  _____________________________
                                                  Its President
______________________

                                             MARK TECHNOLOGIES, INC.



______________________                       By:  _____________________________
                                                  Its President
______________________

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______________________                       __________________________________
                                             Robert R. Hills
______________________


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